NEWS RELEASE

Lincoln Financial Group Reports First Quarter 2007 Earnings
Momentum Continues into 2007 with Strong Sales and Earnings Growth

Philadelphia, PA, May 1, 2007 - Lincoln Financial Group (NYSE:LNC) today reported net income of $396.5 million, or $1.42 per diluted share, for the first quarter of 2007. By comparison, net income for the first quarter of 2006 was $221.2 million, or $1.24 per diluted share.

Income from operations for the first quarter of 2007 was $379.1 million, or $1.36 per diluted share, compared to first quarter 2006 income from operations of $221.4 million, or $1.25 per diluted share. The growth in income from operations was positively impacted by the merger with Jefferson-Pilot that closed on April 3, 2006. Return on equity (ROE), based on income from operations, was 13.2%. The attached table defines and reconciles income from operations and ROE, non-GAAP measures, to net income and ROE calculated in accordance with GAAP.

Consolidated Domestic Deposits and Net Flows
Consolidated retail deposits, which include individual annuities, mutual funds, life insurance and other personal wealth accumulation products together with retirement products sold into the employer-sponsored marketplace, were $8.2 billion, driven by double-digit increases in retail mutual funds, individual variable annuities, 401(k) mutual fund sales, and individual life insurance sales over the first quarter of 2006. Investment management institutional deposits were $2.4 billion. Consolidated domestic net flows were $1.6 billion with positive flows across all retail lines of business. At March 31, 2007, consolidated assets under management were $237 billion.

“We continue to leverage our increased scale, investing in distribution expansion, retirement income security initiatives, and back office efficiencies, all of which are reflected in this quarter’s results,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group.

Individual Markets
Individual Annuities

Income from operations for the Individual Annuities segment was $121.0 million in the first quarter of 2007 versus $66.4 million in the year ago period. The current quarter included approximately $4 million, after tax, of net positive items, primarily related to better than expected hedge program performance.

In the quarter, gross deposits were $2.8 billion, a 32% increase over the first quarter of 2006, and net flows for the segment were $754 million. Deposits into variable annuity products reached $2.5 billion, fueled by record March sales in both the multi-manager variable annuity, Lincoln Choice PlusSM, and the single-manager variable annuity, American Legacy®.

Lincoln’s patented retirement income management tool, i4LIFE® Advantage, recorded elections of $460 million, up 31% over the prior year period, and guaranteed minimum withdrawal benefit (GMWB) elections, including the new lifetime withdrawal feature, were made on 43% of first quarter variable annuity deposits.

“This quarter marked the fourth consecutive quarter of variable annuity product net flows in excess of $1 billion, a testament to our innovative solutions and distribution leadership, while adhering to our risk management platform,” said Boscia.

Individual Life Insurance
Individual Life Insurance income from operations was $166.6 million, compared to $69.0 million in the first quarter of 2006. The current quarter included approximately $11 million, after tax, of net positive items primarily driven by better than expected investment income and favorable DAC unlocking.

Individual life insurance sales, reported as paid annualized premium, were $203.5 million in the first quarter, up 70% over combined Lincoln and Jefferson-Pilot sales in the same period last year, driven by strong sales in most product lines.

“The individual life insurance segment delivered another strong quarter, as all distribution channels achieved significant sales growth,” said Boscia. “On April 2, 2007, we launched the first phase of our unified product portfolio, a platform that combines the expertise of both companies and delivers a versatile portfolio of solutions which will continue to position us ahead of the competition,” added Boscia.

Employer Markets
Retirement Products
Defined Contribution
First quarter income from operations for Defined Contribution was $49.7 million, versus $52.5 million for the same period a year ago.

In the quarter, gross deposits were $1.5 billion, fueling a 22% increase in total net flows as compared to the previous year’s results. Increases in new cases sold and contribution levels drove deposits of $711 million into the Lincoln Alliance® Program, a medium to large case employer-sponsored retirement plan solution. These record-setting sales combined with lower terminations to boost year-over-year net flows by 83%.

“Successful recruitment of wholesalers and increased shelf space in key distribution firms aligned to enhance production in targeted market segments,” said Boscia. “As the Employer Markets division continues to build product and distribution capabilities, leading indicators, including sales activity and proposal volume, are headed in the right direction,” added Boscia.

Executive Benefits
In the quarter, income from operations for Executive Benefits was $14.4 million, compared to $7.5 million in the first quarter of 2006.

Group Protection
For the first quarter, Group Protection’s income from operations was $23.1 million, versus $29.5 million in the prior year period for Jefferson-Pilot. The current quarter’s results included a modest negative impact from the adoption of SOP 05-1 and a non-medical loss ratio of 72.7%, consistent with previous guidance. The first quarter of 2006 benefited from better than expected non-medical loss ratios.

In the quarter, annualized premiums for new business were $60.7 million, down 5% versus the 2006 quarter, as gains in the small-case markets were more than offset by decreases in the large-case segments. “We continue to opportunistically look for multi-line cases in the larger market segments that fit our business model and profitability hurdles, but are focused on building off our strengths in the smaller market segments, where cases sold and premium levels increased over the prior-year period,” said Boscia.

Investment Management
The Investment Management segment reported income from operations of $16.2 million in the first quarter of 2007, which compares to $15.3 million in the prior year period. The pre-tax operating margin was 17.0%, benefiting from expense management and asset growth yielding a 16% increase in third-party investment advisory fees.

Total deposits for the quarter were $6.0 billion, driven by strong retail mutual fund sales and deposits into mutual funds within variable annuities products. In the current period, flows for the segment were pressured by negative institutional net flows, which can vary from period to period.

“Delaware Investments received seven Lipper Fund awards in 2007, placing the company in the top five among fund company peers,” said Boscia. “Superior performance and targeted wholesaling continued to raise Delaware’s profile in many key distributors, including our retail, open-architecture platform, Lincoln Financial Network, where Delaware mutual fund sales increased 72% over the first quarter of 2006,” added Boscia.

Lincoln UK
For the first quarter, the UK segment’s income from operations was $10.9 million, versus $10.7 million in the same year ago period. The first quarter of 2007 included the impact of a favorable foreign currency exchange rate.

Lincoln Financial Media
Lincoln Financial Media income from operations was $12.4 million in the first quarter of 2007, compared to $11.2 in the prior year period for Jefferson-Pilot. The current quarter benefited from strong results in the sports division despite the impact of purchase accounting.

Other Operations
The operating loss in Other Operations was $35.2 million in the quarter. The quarter included merger-related expenses of $9.1 million, after tax.

Capital and Share Repurchase
As of March 31, 2007, the book value per share of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $41.98, compared with $34.37 a year ago. Book value per share, including accumulated other comprehensive income, was $44.42, compared with $35.99 a year ago. Lincoln repurchased 7.2 million shares in the quarter at a total cost of $512 million. Repurchase activity included a $350 million accelerated stock repurchase program which was executed in mid-March.

2007 Outlook
Statement Of Position (SOP) 05-1
In the first quarter of 2007, Lincoln adopted SOP 05-1, which addresses the accounting for deferred acquisition costs (DAC) on internal replacements of insurance and annuity contracts. The adoption resulted in reductions to the net DAC and VOBA assets of $63 million, pre tax, which was recorded as a direct reduction to retained earnings. The SOP 05-1 is expected to decrease income from operations for the full-year of 2007 by approximately $14 million, including approximately $4 million in the first quarter of 2007.

Merger Integration
Annualized savings at the end of the first quarter of 2007 were $125 million, pre tax, exceeding Lincoln’s targeted $90 million pre tax savings in the first year after closing the merger. The company maintains its guidance on merger-related annualized savings of $180 million, pre tax, at the end of three years following the merger, with approximately 80% achieved by the end of the second year of the merger. Merger-related expenses are expected to be in the range of $25-30 million, pre tax, in the second quarter, and $90-110 million, pre tax, for the full year of 2007.

Employee Pension Plan
Given the changing dynamic of the retirement landscape, and the greater need by today’s employees for flexibility and portability of their retirement assets, Lincoln has decided to launch an enhanced defined contribution plan for all employees effective January 1, 2008. The existing traditional pension plans will be frozen as a result of this change. The change is not expected to be material to the company’s future earnings, but will result in a one-time curtailment gain of approximately $9 million, pre tax, in the second quarter of 2007. The gain reflects the change in the pension liability that the company carries on its balance sheet today, but does not affect pension benefits already accrued by Lincoln employees.

Individual Annuities
Lincoln expects results to benefit from solid variable flows and growth in account values, recognizing results are sensitive to equity markets. Fixed annuity spreads are expected to remain stable throughout 2007.

Individual Life Insurance
Lincoln anticipates income from operations to steadily build off mid-single-digit growth in in-force and account values, but expects the high production levels in the first quarter to moderate in the second and third quarters. Investment spreads are expected to remain stable.

Employer Markets
In 2007, Lincoln expects to continue its investment in the new Employer Markets’ businesses to implement strategic and tactical initiatives, including information technology improvements and wholesaling capabilities, which should support continued production gains in 2007 and earnings expansion in the longer term.

For the Group Protection segment, Lincoln continues to anticipate non-medical loss ratios will be in the 71-74% range.

Earnings Estimates
For Investment Management, Lincoln continues to anticipate income from operations in the low $60 million range, recognizing results are sensitive to equity markets.

For the UK segment, Lincoln has not changed its outlook for earnings in the upper $30 million range, but recognizes results could be favorably impacted should the current exchange rate environment persist. This estimate includes investments in retirement income security initiatives.

For Lincoln Financial Media, Lincoln continues to expect income from operations to be in the mid $50 million range, recognizing this segment’s earnings are seasonally higher in the fourth quarter and lower in the first quarter of the year.

The company does not anticipate any significant changes to previous guidance for the deferred gain amortization and interest expense, both of which are recorded in Other Operations.

This outlook contains estimates that are forward-looking, and actual results may differ materially. Lincoln’s actual experience in 2007 will almost certainly differ from many of the assumptions utilized in the outlook and the company’s expectations for these and a large number of other factors will probably change, leading us to revise our estimates over time. Please see the Forward-Looking Statements - Cautionary Language that follow for additional factors that may cause actual results to differ materially from our current expectations.

Lincoln National Corporation will discuss the company’s first quarter results and outlook for 2007 with investors in a conference call beginning at 11:00 a.m. (ET) on Wednesday, May 2, 2007. The company will also post its first quarter 2007 statistical supplement on its Web site, www.LFG.com.

 Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, the companies of Lincoln Financial Group had assets under management of $237 billion as of March 31, 2007. Through its affiliated companies, Lincoln Financial Group offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; mutual funds; managed accounts; institutional investments; and comprehensive financial planning and advisory services.  Affiliates also include: Delaware Investments, the marketing name for Delaware Management Holdings, Inc. and its subsidiaries; Lincoln Financial Media, which owns and operates three television stations, 17 radio stations, and the Lincoln

Financial Sports production and syndication business; and Lincoln UK. For more information please visit www.LFG.com.

Contacts: Jim Sjoreen	Laurel O’Brien
215 448-1420	215 255-1520
Investor Relations	Media Relations
investorrelations@LFG.com	mediarelations@LFG.com

Definition of Income (Loss) from Operations and ROE
Income (loss) from operations and ROE, as used in the earnings release, are non-GAAP financial measures and are not substitutes for net income (loss) and ROE, calculated using GAAP measures. Income (loss) from operations represents after tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and book of business and loss on early retirement of debt. The earnings used to calculate ROE, as used in the earnings release, are income (loss) from operations. Income (loss) from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company's ongoing operations in a manner that allows for a better understanding of the underlying trends in the company's current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

	For the Quarter Ended
($ in millions, except per share data)	March 31,
	2007	2006
Net Income	$396.5	$221.2

Less:
Net realized gains (losses) on investments and derivatives	17.2	(4.2)
Net gain on reinsurance derivative/trading account securities	-	3.8
Reserve development and related amortization
on business sold through reinsurance	0.2	0.2
Income from Operations	$379.1	$221.4

Earnings per share (diluted)
Net Income	$1.42	$1.24
Income from Operations	$1.36	$1.25

Average Equity (Excluding accumulated other comprehensive income)	$11,480.2	$5,954.9

Return on Equity
Net Income	13.8%	14.9%
Income from Operations	13.2%	14.9%

LINCOLN NATIONAL CORPORATION
DIGEST OF EARNINGS

	For the Quarter Ended
$ in millions, except per share data	March 31,
	2007	2006

Revenue	$2,670.4	$1,421.8
Net Income	$396.5	$221.2

EPS - Basic	$1.44	$1.27
EPS - Diluted	$1.42	$1.24

Avg. Shares - Basic	274,889,645	174,577,421
Avg. Shares - Diluted	279,476,814	177,929,653

Forward-Looking Statements - Cautionary Language

This press release and oral statements made by company officials may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future results of sales efforts, the outcome of contingencies, such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•
Problems arising with the ability to successfully integrate our and Jefferson-Pilot Corporation’s businesses, which may affect our ability to operate as effectively and efficiently as expected or to achieve the expected synergies from the merger or to achieve such synergies within our expected timeframe;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against Lincoln or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which Lincoln and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions that result in changes in law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of our fixed annuity and life insurance businesses and demand for our products;
•
A decline in the equity markets causing a reduction in the sales of our products, a reduction of asset fees that Lincoln charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, the value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of our variable annuity products;

•	Ineffectiveness of our various hedging strategies used to offset the impact of declines in the equity markets;
•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from our assumptions used in pricing our products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•
Changes in accounting principles generally accepted in the U.S. that may result in unanticipated changes to our net income, including the impact of the applications of Statement Of Position 05-1 and Statements of Financial Accounting Standard 157 and 159;

•
Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on our ability to raise capital and on our liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries, and the adverse impact such action may have on the premium writings, policy retention, and profitability of our insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of our companies requiring that Lincoln realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including our ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that we have purchased;
•	Acts of terrorism or war, pandemics, or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;
•	Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that we can charge for our products;
•	The unknown impact on our business resulting from changes in the demographics of our client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;
•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers; and
•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. We describe additional risks in our recent Forms 10-K, 10-Q and 8-K and other documents filed with the Securities and Exchange Commission. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any current intention to update any forward-looking statements to reflect events or circumstances that occur after the date of this document.